Exhibit 99.1

BioScrip Reports First Quarter 2019 Financial Results

DENVER, CO, May 2, 2019 – BioScrip, Inc. (NASDAQ: BIOS) ("BioScrip" or the "Company"), the largest independent national provider of infusion and home care management solutions, today announced its first quarter 2019 financial results.

First Quarter 2019 Highlights

•	Net revenue of $179.0 million, up 6.2% compared to $168.6 million in the first quarter of 2018.

•	Net revenue up 7.8% on a billing day rate basis; there was one less billing day in the first quarter of 2019 as compared to the first quarter of 2018.

•	Net loss from continuing operations of $10.3 million, compared to $13.0 million in the prior year quarter.

•	Adjusted EBITDA of $7.1 million, up 25.6% compared to $5.6 million in the prior year quarter, despite $4.5 million of increased bad debt expense in the current year quarter.

•	Net cash used in operating activities of $6.6 million, reflecting $7.0 million of operational cash flow and $13.6 million of interest payments, including a bi-annual bond interest payment of $8.9 million.

•	Liquidity of $5.7 million at March 31, 2019, consisting of cash and cash equivalents.

Daniel E. Greenleaf, President and Chief Executive Officer, commented, “BioScrip delivered net revenue growth of 7.8% on a billing day rate basis in the first quarter of 2019. This is the third consecutive quarter of comparable net revenue growth for BioScrip, and we are confident this trend will continue. Adjusted EBITDA increased 25.6% year over year, to $7.1 million, despite $4.5 million of higher bad debt expense in the quarter, and was in line with our internal expectations. We continue to make progress in improving our cash collections and expect that bad debt expense as a percent of sales will improve.”

Mr. Greenleaf continued, “The merger transaction with Option Care continues to proceed on plan, and we filed the preliminary merger proxy statement earlier this week, highlighting the earnings power of the pro forma combined company. We remain incredibly enthusiastic about the strategic and financial virtues of this combination, which will create the nation’s leading independent national provider of home infusion services.”

Financial Guidance and Conference Call

Given the pending combination with Option Care, the Company will not be providing BioScrip financial guidance and will not be hosting a quarterly conference call. The Company and Option Care intend to conduct investor and analyst meetings in the coming days. An updated investor presentation to be used in these meetings will be filed today with the U.S. Securities and Exchange Commission (“SEC”) and available on the Company’s website.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

On April 30, 2019, BioScrip, Inc. (“BioScrip” or the “Company”) filed with the Securities and Exchange Commission (“SEC”) a preliminary proxy statement in connection with the proposed transaction. The definitive proxy statement will be sent to the stockholders of BioScrip and will contain important information about the proposed transaction and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED AND ADVISED TO READ THE PRELIMINARY PROXY STATEMENT AND THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other relevant materials (when they become available) and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement and other relevant materials from the Company by contacting Investor Relations by mail at 1600 Broadway, Suite 700, Denver, CO 80202, Attn: Investor Relations, by telephone at (720) 697-5200, or by going to the Company’s Investor Relations page on its corporate web site at https://investors.bioscrip.com.

PARTICIPANTS IN THE SOLICITATION

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the matters discussed above. Information about the Company’s directors and executive officers is set forth in the Proxy Statement on Schedule 14A for the Company’s 2019 annual meeting of stockholders, which was filed with the SEC on April 30, 2019. This document can be obtained free of charge from the sources indicated above. Information regarding the ownership of the Company’s directors and executive officers in the Company’s securities is included in the Company’s SEC filings on Forms 3, 4, and 5, which can be found through the SEC’s website at www.sec.gov. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the preliminary proxy statement and will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC when they become available.

About BioScrip, Inc.

BioScrip, Inc. is the largest independent national provider of infusion and home care management solutions, with approximately 2,100 teammates and nearly 70 service locations across the U.S. BioScrip partners with physicians, hospital systems, payors, pharmaceutical manufacturers and skilled nursing facilities to provide patients access to post-acute care services. BioScrip operates with a commitment to bring customer-focused pharmacy and related healthcare infusion therapy services into the home or alternate-site setting. By collaborating with the full spectrum of healthcare professionals and the patient, BioScrip provides cost-effective care that is driven by clinical excellence, customer service, and values that promote positive outcomes and an enhanced quality of life for those it serves.

Investor Contacts

Stephen Deitsch	Kalle Ahl, CFA
Chief Financial Officer & Treasurer	The Equity Group
T: (720) 697-5200	T: (212) 836-9614
stephen.deitsch@bioscrip.com	kahl@equityny.com

Forward-Looking Statements – Safe Harbor

This communication, in addition to historical information, contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995) regarding, among other things, future events or the future financial performance of BioScrip and Option Care. All statements other than statements of historical facts are forward-looking statements. In addition, words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words, and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. Forward-looking statements relating to the proposed transaction include, but are not limited to: statements about the benefits of the proposed transaction between BioScrip and Option Care, including future financial and operating results; expected synergies; BioScrip’s and Option Cares plans, objectives, expectations and intentions; the expected timing of completion of the proposed transaction; and other statements relating to the acquisition that are not historical facts. Forward-looking statements are based on information currently available to BioScrip and Option Care and involve estimates, expectations and projections. Investors are cautioned that all such forward-looking statements are subject to risks and uncertainties (both known and unknown), and many factors could cause actual events or results to differ materially from those indicated by such forward-looking statements. With respect to the proposed transaction between BioScrip and Option Care, these factors could include, but are not limited to: the risk that BioScrip or Option Care may be unable to obtain governmental and regulatory approvals required for the transaction, or that required governmental and regulatory approvals may delay the transaction or result in the imposition of conditions that could reduce the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction; the risk that a condition to closing of the transaction may not be satisfied; the length of time necessary to consummate the proposed transaction, which may be longer than anticipated for various reasons; the risk that the businesses will not be integrated successfully; the risk that the cost savings, synergies and growth from the proposed transaction may not be fully realized or may take longer to realize than expected; the diversion of management time on transaction-related issues; the effect of future regulatory or legislative actions on the companies or the industries in which they operate; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; economic and foreign exchange rate volatility; and the other risks contained in BioScrip’s most recently filed Annual Report on Form 10-K.

Many of these risks, uncertainties and assumptions are beyond BioScrip’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the information currently available to the parties on the date they are made, and neither BioScrip nor Option Care undertakes any obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this communication. Nothing in this communication is intended, or is to be construed, as a profit forecast or to be interpreted to mean that earnings per BioScrip share for the current or any future financial years or those of the combined company, will necessarily match or exceed the historical published earnings per BioScrip share, as applicable. Neither BioScrip nor Option Care gives any assurance (1) that either BioScrip or Option Care will achieve its expectations, or (2) concerning any result or the timing thereof, in each case, with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decrees, cost reductions, business strategies, earnings or revenue trends or future financial results. All subsequent written and oral forward-looking statements concerning BioScrip, Option Care, the proposed transaction, the combined company or other matters and attributable to BioScrip or Option Care or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

Note Regarding Use of Non-GAAP Financial Measures

In addition to reporting financial information in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Adjusted EBITDA, as defined by the Company, represents net income before net interest expense, income tax expense, depreciation and amortization, impairment of goodwill, stock-based compensation expense, and restructuring, integration, pre-merger and other expenses. As part of restructuring, the Company may incur significant charges such as the write down of certain long−lived assets, temporary redundant expenses, retraining expenses, potential cash bonus payments and potential accelerated payments or terminated costs for certain of its contractual obligations. Management believes that Adjusted EBITDA provides useful supplemental information regarding the performance of BioScrip’s business operations and facilitates comparisons to the Company’s historical operating results. For a full reconciliation of Adjusted EBITDA to the most comparable GAAP financial measure, please see the attachment to this earnings release.

  Schedule 1

BIOSCRIP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2019	December 31, 2018
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$5,703	$14,539
Restricted cash	4,322	4,321
Accounts receivable, net	120,824	114,864
Inventory	27,470	26,689
Prepaid expenses and other current assets	12,766	14,292
Total current assets	171,085	174,705
Property and equipment, net of accumulated depreciation of $103,866 and $100,851 as of March 31, 2019 and December 31, 2018, respectively	27,798	28,788
Goodwill	367,198	367,198
Deferred taxes	1,026	1,032
Intangible assets, net of accumulated amortization of $50,640 and $49,080 as of March 31, 2019 and December 31, 2018, respectively	8,910	10,470
Operating lease right-of-use assets	19,454	—
Other non-current assets	1,719	1,745
Total assets	$597,190	$583,938
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Current portion of long-term debt	$4,536	$3,179
Current portion of operating lease liabilities	5,312	—
Accounts payable	77,458	67,025
Amounts due to plan sponsors	848	956
Accrued interest	2,219	6,706
Accrued expenses and other current liabilities	25,215	29,450
Total current liabilities	115,588	107,316
Long-term debt, net of current portion	506,719	501,495
Operating lease liabilities, net of current portion	19,234	—
Other non-current liabilities	15,745	25,842
Total liabilities	657,286	634,653
Series A convertible preferred stock, $.0001 par value	3,337	3,231
Series C convertible preferred stock, $.0001 par value	92,909	90,058
Stockholders’ deficit
Preferred stock, $.0001 par value	—	—
Common stock, $.0001 par value	13	13
Treasury stock, shares at cost	(1,336)	(950)
Additional paid-in capital	616,467	618,137
Accumulated deficit	(771,486)	(761,204)
Total stockholders’ deficit	(156,342)	(144,004)
Total liabilities and stockholders’ deficit	$597,190	$583,938

Schedule 2

BIOSCRIP, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018
Net revenue	$178,956	$168,584
Cost of revenue (excluding depreciation expense)	121,292	113,536
Gross profit	57,664	55,048
Percentage of net revenue	32.2%	32.7%

Operating expenses:
Service location operating expenses	40,187	39,299
General and administrative expenses	11,493	10,669
Depreciation and amortization expense	5,073	6,486
Restructuring, acquisition, integration, and other expenses	6,021	1,882
Total operating expenses	62,774	58,336
Operating loss	(5,110)	(3,288)
Other expense:
Interest expense, net	15,231	13,395
Change in fair value of equity linked liabilities	(9,999)	(3,439)
Gain on dispositions	(76)	(305)
Total other expense	5,156	9,651
Loss from continuing operations before income taxes	(10,266)	(12,939)
Income tax expense	(16)	(48)
Loss from continuing operations	(10,282)	(12,987)
Loss from discontinued operations, net of income taxes	—	(30)
Net loss	(10,282)	(13,017)
Accrued dividends on preferred stock	(2,957)	(2,657)
Loss attributable to common stockholders	$(13,239)	$(15,674)

Basic loss per share:
Loss from continuing operations	$(0.10)	$(0.12)
Loss from discontinued operations	—	—
Basis loss per share	$(0.10)	$(0.12)

Diluted loss per share:
Loss from continuing operations	$(0.18)	$(0.15)
Loss from discontinued operations	—	—
Diluted loss per share	$(0.18)	$(0.15)

Weighted average number of common shares outstanding:
Basic	128,108	127,772
Diluted	131,358	130,437

Schedule 3

BIOSCRIP, INC. AND SUBSIDIARIES

QUARTERLY RECONCILIATION BETWEEN GAAP AND NON-GAAP MEASURES

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2019	2018
Loss from continuing operations	$(10,282)	$(12,987)
Interest expense, net	(15,231)	(13,395)
Gain on dispositions	76	305
Income tax expense	(16)	(48)
Depreciation and amortization expense	(5,073)	(6,486)
Stock-based compensation	(1,095)	(556)
Change in fair value of equity linked liabilities	9,999	3,439
Restructuring, acquisition, integration, and other expenses (1)	(6,021)	(1,882)
Adjusted EBITDA	$7,079	$5,636

(1) Restructuring, acquisition, integration, and other expenses include non-recurring costs associated with restructuring, acquisition, and integration initiatives such as employee severance costs, certain legal and professional fees, training costs, redundant wage costs, and other costs related to contract terminations and closed branches/offices.

Schedule 4

BIOSCRIP, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(10,282)	$(13,017)
Less: Loss from discontinued operations, net of income taxes	—	(30)
Loss from continuing operations	(10,282)	(12,987)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
Depreciation and amortization	5,073	6,486
Amortization of operating lease right-of-use assets	1,412	—
Amortization of deferred financing costs and debt discount	2,054	2,023
Change in fair value of equity linked liabilities	(9,999)	(3,439)
Change in deferred income taxes	6	31
Stock-based compensation	1,095	556
Paid-in-kind interest capitalized as principal on Second Lien Note Facility	4,097	—
Gain on dispositions	(76)	(305)
Changes in assets and liabilities
Accounts receivable	(5,960)	(2,663)
Inventory	(781)	(3,505)
Prepaid expenses and other assets	1,627	8,807
Operating lease liabilities	(1,370)	—
Accounts payable	10,433	2,872
Amounts due to plan sponsors	(108)	(969)
Accrued interest	(4,487)	(4,487)
Accrued expenses and other liabilities	657	2,418
Net cash used in operating activities from continuing operations	(6,609)	(5,162)
Net cash used in operating activities from discontinued operations	—	(30)
Net cash used in operating activities	(6,609)	(5,192)
Cash flows from investing activities:
Purchases of property and equipment, net	(1,921)	(2,646)
Net cash used in investing activities	(1,921)	(2,646)
Cash flows from financing activities:
Repayments of finance leases	(172)	(967)
Net activity from exercises of employee stock awards	(133)	(300)
Net cash used in financing activities	(305)	(1,267)
Net change in cash, cash equivalents and restricted cash	(8,835)	(9,105)
Cash, cash equivalents and restricted cash - beginning of period	18,860	44,407
Cash, cash equivalents and restricted cash - end of period	$10,025	$35,302